               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      Aeroflex Incorporated
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 2002

                              -------------------

To our Stockholders:

    The annual meeting of stockholders of AEROFLEX INCORPORATED will be held at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York on Thursday, November 21, 2002, beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

    1. Election of three directors, each for a term of three years;

    2. Adoption of our 2002 Outside Directors' Stock Option Plan; and

    3. Any other matters that properly come before the meeting.

    If you are a stockholder of record at the close of business on September 24, 2002, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about October 7, 2002.

    Please sign, date and return the enclosed proxy as soon as possible so your shares may be voted as you direct.

                                          By Order of the Board of Directors,

                                          /s/ LEONARD BOROW
                                              LEONARD BOROW
                                              Secretary

Dated: Plainview, New York
       October 7, 2002

                             AEROFLEX INCORPORATED
                             35 SOUTH SERVICE ROAD
                           PLAINVIEW, NEW YORK 11803

                         ANNUAL MEETING OF STOCKHOLDERS
                          THURSDAY, NOVEMBER 21, 2002

                                PROXY STATEMENT

    Our annual meeting of stockholders will be held on Thursday, November 21, 2002 at the de Seversky Conference Center, Northern Boulevard, Old Westbury, New York, at 10:00 a.m. Our Board of Directors is soliciting your proxy to vote your shares of common stock at the annual meeting. This proxy statement, which was prepared by our management for the board, contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being sent to stockholders on or about October 7, 2002.

                               ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

    You will be voting for:

    1. the election of 3 directors for a term of 3 years; and

    2. the adoption of our 2002 Outside Directors' Stock Option Plan.

    We do not expect to ask you to vote on any other matters at the meeting.

    In addition, our management will report on our performance during fiscal 2002 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

    You may vote if you owned stock as of the close of business on September 24, 2002. Each share of stock is entitled to one vote.

HOW DO I VOTE?

    You can vote in two ways:

    1. by attending the meeting; or

    2. by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

    Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

    Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominee directors and the adoption of the 2002 Outside Directors' Stock Option Plan.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

    It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 212-936-5100.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

    If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

    Your shares may be voted under certain circumstances if they are held in the name of the brokerage firm. Brokers are prohibited from exercising discretionary authority on non-routine matters for beneficial owners who have not returned proxies to the brokers (so-called 'broker non-votes'). In such cases, and in cases where you abstain from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to those matters and, therefore, will have no effect on the vote. At our meeting, your broker may vote your shares in the election of directors and, under current rules, for the adoption of the 2002 Outside Directors' Stock Option Plan.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

    Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of September 24, 2002 must be present at the meeting. This is referred to as a quorum. On September 24, 2002, we had 60,008,967 shares issued and outstanding.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

    Directors are elected by a plurality of the votes cast. Abstentions will have no effect on the voting outcome with respect to the election of directors.

WHAT VOTE IS REQUIRED TO APPROVE THE 2002 OUTSIDE DIRECTORS' PLAN?

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN will not be voted. Accordingly, abstentions will not be included in the vote totals and will have no effect on the vote for approval of the 2002 Outside Directors' Stock Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

    Our by-laws provide for a board of directors of not less than three nor more than twelve directors, classified into three classes as nearly equal in number as possible, with each class serving for a three-year period. Our board of directors now consists of nine directors. The directors in each class are:

         CLASS I                        CLASS II                      CLASS III
   (TO SERVE UNTIL THE            (TO SERVE UNTIL THE            (TO SERVE UNTIL THE
    ANNUAL MEETING OF              ANNUAL MEETING OF              ANNUAL MEETING OF
  STOCKHOLDERS IN 2002)          STOCKHOLDERS IN 2003)          STOCKHOLDERS IN 2004)
  ---------------------          ---------------------          ---------------------
Michael Gorin              Harvey R. Blau                        Paul Abecassis
Donald S. Jones(1)(2)(4)   Ernest E. Courchene, Jr.(2)(3)(4)     Leonard Borow
Eugene Novikoff(2)(3)      John S. Patton(1)(3)(4)               Milton Brenner

---------

(1) Member of Ethics Committee.

(2) Member of Audit Committee.

(3) Member of Compensation/Stock Option Committee.

(4) Member of Nominating Committee.

                              -------------------

    Michael Gorin, Donald S. Jones and Eugene Novikoff are nominated for election to Class I to hold office until our annual meeting of stockholders in 2005 or until their successors are chosen and qualified. Messrs. Gorin, Jones and Novikoff are currently serving as directors in Class I.

    Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of Messrs. Gorin, Jones and Novikoff. If any of them is unavailable, the shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

NOMINEE BIOGRAPHIES

    MR. MICHAEL GORIN has been our employee in various executive positions since July 1985 and has been our President since October 1988, a director since August 1990 and Chief Financial Officer since 1991. From 1986 to October 1988, Mr. Gorin was our Vice President -- Finance. From May 1980 until July 1985, Mr. Gorin was Senior Vice President of Republic National Bank of New York. Mr. Gorin is licensed as a Certified Public Accountant in the State of New York.

    VICE ADMIRAL DONALD S. JONES (USN Ret.) has been a director since November 1993. Admiral Jones retired from the United States government in 1987 after more than 37 years of service. From March 1988 to March 1990, Vice Admiral Jones was Vice President for Government and International Affairs for Tracor Inc., a manufacturer of electronic products and a provider of aircraft service and repair. Since retirement, Admiral Jones has acted as an independent consultant.

    MR. EUGENE NOVIKOFF has been a director since June 1979. Mr. Novikoff is a professional engineer and during the period from 1972 to 1978 was a director and Vice President (in charge of development and engineering) for Knogo Corporation, a manufacturing and service organization engaged in providing equipment and devices to libraries and retail businesses to reduce losses from pilferage. Since January 1979, Mr. Novikoff has been a self-employed consulting engineer.

STANDING DIRECTOR BIOGRAPHIES

    MR. PAUL ABECASSIS has been a director since August 1998. Mr. Abecassis has been an investment banker for more than the past 20 years. He joined Bear Stearns International Limited, an investment banking firm, as a Managing Director in May 1990 and became a Senior Managing Director in September 1992.

    MR. HARVEY R. BLAU was appointed as our Chairman of the Board and Chief Executive Officer in October 1991. Mr. Blau had previously served as Vice Chairman from November 1983 until October 1991 and has been a director since 1980. Mr. Blau is also Chairman of the Board and Chief Executive

Officer of Griffon Corporation, a diversified industrial company that produces garage doors, specialty plastic films and electronic and information communications systems and a director of Nu Horizons Electronics Corp., a distributor of high technology active and passive electronic components. Mr. Blau has been a practicing attorney in the State of New York since 1961, and is a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel.

    MR. LEONARD BOROW has been our employee in various executive positions since November 1989 and has been Executive Vice President and Chief Operating Officer since October 1991, a director since November 1992 and Secretary since November 1993. Prior to joining us, Mr. Borow was President of Comstron Corporation, a manufacturer of fast switching frequency synthesizers and components, which we acquired in November 1989.

    MR. MILTON BRENNER has been a director since August 1988. Until his retirement in September 1988, Mr. Brenner was President of Aeroflex Laboratories Incorporated, one of our subsidiaries, for more than 15 years. Mr. Brenner was previously a director from 1973 to 1986.

    MR. ERNEST E. COURCHENE, JR. has been a director since April 1980. Mr. Courchene served from May 1987 to May 1992 as Vice Chairman and a director of Digitech Industries, Inc., a manufacturer of data communications diagnostic equipment. From May 1983 to May 1987, Mr. Courchene was President of Southport Capital Group Ltd., an investment banking firm, and from March 1980 to November 1985, he was Chairman of the Board of Harbor Electronics Inc., a manufacturer of cable assemblies for the electronics industry.

    MAJOR GENERAL JOHN S. PATTON, PH.D. (USAF Ret.) has been a director since August 1985. General Patton retired from the United States government in 1978 after more than 36 years of service. Since retirement, he has acted as an independent analytical technical consultant.

DIRECTORS' COMPENSATION

    Directors who are not our employees receive an annual fee of $10,000 and a fee of $750 for each board of directors and committee meeting they attend.

    During the fiscal year ended June 30, 2002, there were:

    -  11 meetings of the board of directors;

    -  5 meetings of the audit committee; and

    -  5 meetings of the compensation/stock option committee.

    Since our fiscal year end there has been one meeting of each of the Board of Directors, Audit Committee, Compensation Committee, Ethics Committee and Nominating Committee.

    Each director attended or participated in at least 82% of the meetings of the board of directors and his respective committees held during our fiscal year ended June 30, 2002.

    Our Audit Committee is involved in discussions with our independent auditors with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditors. The Audit Committee also oversees our internal audit function and determines whether the fees paid to our independent auditors are compatible with that firm's independence. See 'Audit Committee Report.' Our compensation/stock option committee recommends executive compensation and the granting of stock options to officers, employees and consultants. See 'Compensation/Stock Option Committee Report on Executive Compensation.' Our ethics committee is responsible for establishing and maintaining procedures for receiving, investigating and reporting information and reports of violations of our code of ethics. Our nominating committee is responsible for reviewing suggestions of candidates for director made by directors, stockholders, management and others and for making recommendations to the Board regarding the composition of the Board and nomination of individual candidates for election to the Board.

              PROPOSAL 2 -- ADOPTION OF AEROFLEX INCORPORATED 2002
                      OUTSIDE DIRECTORS' STOCK OPTION PLAN

INTRODUCTION

    At the meeting, you will be asked to adopt the Aeroflex Incorporated 2002 Outside Directors' Stock Option Plan. The Board adopted the 2002 Director Plan on August 26, 2002, subject to stockholder approval.

    The 2002 Director Plan is intended to assure that our compensation of our outside directors is competitive and will provide equity incentives to enable us to attract and retain the services of highly qualified and experienced non-employee board members.

    Under the 2002 Director Plan, each non-employee board member will receive an automatic option grant for 25,000 shares of common stock commencing March 1, 2003 and each March 1 during the term of the 2002 Director Plan during which he or she is serving as director provided (1) he or she has served on the Board for at least three full months prior to the date of grant and (2) the grant is subject to his or her continued service as an outside director.

    The 2002 Director Plan is set forth as Exhibit 'A' to this proxy statement. The principal features of the 2002 Director Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2002 Director Plan.

STOCK SUBJECT TO THE PLAN

    The stock to be offered under the 2002 Director Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 525,000 shares of common stock may be issuable upon the exercise of all stock options under the 2002 Director Plan. The number of shares issuable is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

ADMINISTRATION OF THE PLAN

    Administration of grants of options under the 2002 Director Plan are self-executing under the terms of the plan and no committee exercises discretion. Shareholder approval of the 2002 Director Plan will also constitute pre-approval of each option granted under the 2002 Director Plan on or after the date of the approval of the plan and the subsequent exercise of that option pursuant to the terms of the plan and the applicable stock option agreement. All other provisions of the 2002 Director Plan are to be administered by our board of directors.

    The board has authority to interpret the 2002 Director Plan, including to prescribe, amend and rescind the rules and regulations relating to the 2002 Director Plan. The committee does not have the right to reprice any outstanding options without the affirmative vote of a majority of the stockholders voting on the repricing proposal.

GRANT OF OPTIONS

    Only non-employee board members are eligible to participate in the 2002 Director Plan.

EXERCISE PRICE, TERM, VESTING SCHEDULE

    The options to be granted under the 2002 Director Plan will be non-qualified stock options. The exercise price for the options will be the closing price of our common stock on the day preceding the date of grant of the stock option. The exercise price of outstanding options is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments.

    Stock options granted under the 2002 Director Plan shall expire not later than ten years from the date of grant.

    Stock options granted under the 2002 Director Plan become exercisable only in installments as follows:

   -  up to thirty-three and one-third percent (33 1/3%) on the date of grant;

   - up to sixty-six and two-thirds percent (66 2/3%) of the subject shares on and after the first anniversary of the date of grant; and

   - up to all of the subject shares on and after the second anniversary of the date of the grant of such option.

    Upon the exercise of a stock option, optionees may pay the exercise price, at our option, in cash, by certified or bank cashiers check or in shares of common stock valued at its fair market value on the date of exercise, or a combination of cash and stock.

    A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is serving as a director, except that, upon termination of his service (other than (1) by death or (2) by total disability), he may exercise an option for a period of three months after his termination but only to the extent such option is exercisable on the date of such termination.

    Upon termination of all employment by total disability or death, the optionee, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the total disability or death of the optionee, as the case may be, may exercise such options at any time within twelve months after her termination, but only to the extent such option is exercisable on the date of such termination.

CHANGE IN CONTROL

    In the event of a 'change in control,' at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares.

    For the purposes of the 2002 Director Plan, a change in control is defined as

    - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

    - if any 'person' (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Aeroflex or any 'person' who on the date of the adoption of the 2002 Director Plan is a director or officer of Aeroflex, becomes the 'beneficial owner' (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing twenty percent (20%) or more of the voting power of our then outstanding securities; or

    - if during any period of two (2) consecutive years during the term of the 2002 Director Plan, individuals who at the beginning of such period constitute the board of directors, cease for any reason to constitute at least a majority of the board.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the options granted under the 2002 Director Plan. This summary is not intended to be exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

    We understand that under present federal income tax laws, the grant of stock options creates no tax consequences for an optionee or for us. Upon exercising a non-qualified stock option, the optionee must generally recognize ordinary income equal to the 'spread' between the exercise price and the fair market value of the common stock on the date of exercise. The fair market value of the shares on the date of exercise will constitute the tax basis for the shares for computing gain or loss on their subsequent sale.

    Compensation that is subject to a substantial risk of forfeiture generally is not included in income until the risk of forfeiture lapses. Under current law, optionees who are either directors, officers or more than 10% stockholders are subject to the 'short-swing' insider trading restrictions of Section 16(b) of the Exchange Act of 1934. The Section 16(b) restriction is considered a substantial risk of forfeiture for tax purposes. Consequently, the time of recognition of compensation income and its amount will be determined when the restriction ceases to apply. The Section 16(b) restriction lapses six months after the date of exercise.

    Nevertheless, an optionee who is subject to the Section 16(b) restriction is entitled to elect to recognize income on the date of exercise of the option. The election must be made within 30 days of the date of exercise. If the election is made, the results are the same as if the optionee were not subject to the
Section 16(b) restriction.

    If permitted by our board of directors and if the optionee pays the exercise price of an option in whole or in part with previously-owned shares of common stock, the optionee's tax basis and holding period for the newly-acquired shares is determined as follows: As to a number of newly-acquired shares equal to the number of previously-owned shares used by the optionee to pay the exercise price, the optionee's tax basis and holding period for the previously-owned shares will carry over to the newly-acquired shares on a share-for-share basis, thereby deferring any gain inherent in the previously-owned shares. As to each remaining newly acquired share, the optionee's tax basis will equal the fair market value of the share on the date of exercise and the optionee's holding period will begin on the day after the exercise date. The optionee's compensation income and our deduction will not be affected by whether the exercise price is paid in cash or in shares of common stock.

    We will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary compensation income. We will be required to comply with applicable federal income tax withholding and information reporting requirements with respect to the amount of ordinary compensation income recognized by the optionee. If our board of directors permits shares of common stock to be used to satisfy tax withholding, such shares will be valued at their fair market value on the date of exercise.

    When a sale of the acquired shares occurs, an optionee will recognize capital gain or loss equal to the difference between the sales proceeds and the tax basis of the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets. The capital gain or loss will receive long-term capital gain or loss treatment if the shares have been held for more than 12 months. There will be no tax consequences to us in connection with a sale of shares acquired under an option.

RECOMMENDATION OF THE BOARD

    Our board of directors believes that it is in our best long-term interests to have available an equity incentive compensation plan to attract, retain and motivate highly qualified and experienced non-employee directors. Accordingly, subject to the approval of our stockholders, our board has adopted the 2002 Director Plan under which options to acquire 525,000 shares may be granted.

    The affirmative vote of a majority of the votes cast on this proposal in person or by proxy at the special meeting is required for approval of the 2002 Director Plan.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADOPTION OF THE 2002 DIRECTOR PLAN.

                                STOCK OWNERSHIP

    The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the 'Summary Compensation Table,' for all executive officers and directors as a group. Based solely on filings with the Securities and Exchange Commission, there were no holders of more than five percent of our common stock as of September 24, 2002, the record date of the Annual Meeting.

                                                                                  NUMBER OF
                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                  DIRECTOR       BENEFICIALLY
NAME                                AGE        OCCUPATION           SINCE        OWNED(1)(2)
----                                ---        ----------           -----        -----------
Officers and Directors
Harvey R. Blau....................  66    Chairman and CEO      July 1980      2,966,293    4.7%(3)
Michael Gorin.....................  60    President             August 1990    2,052,319    3.3%(4)
Leonard Borow.....................  54    Executive Vice        November 1992  2,366,590    3.8%(5)
                                          President
Carl Caruso.......................  58    Vice President --          --          254,219     -- (6)
                                          Manufacturing
Charles Badlato...................  43    Treasurer and              --          227,727     -- (7)
                                          Assistant Secretary
Paul Abecassis....................  52    Investment Banker     August 1998      154,166     -- (8)
Milton Brenner....................  74    Retired               August 1988      199,038     -- (9)
Ernest E. Courchene, Jr...........  70    Business Consultant   April 1980       304,266     -- (10)
Donald S. Jones...................  74    Consultant            November 1993     93,166     -- (11)
Eugene Novikoff...................  78    Self-Employed         June 1979         69,622     -- (12)
                                          Engineering
                                          Consultant
John S. Patton....................  84    Consultant            August 1985      188,166     -- (13)
All Directors and Officers as a
  Group (11 persons)                                                           8,875,572   13.1%

---------

 (1) No officer or director owns more than one percent of our issued and outstanding common stock unless otherwise indicated. Ownership represents sole voting and investment power.

 (2) Includes options currently exercisable or exercisable within 60 days under our 1993 Outside Director Stock Option Plan, 1996 Stock Option Plan, 1998 Stock Option Plan, 1999 Stock Option Plan, 2000 Stock Option Plan and Key Employee Stock Option Plan.

 (3) Includes options currently exercisable or exercisable within 60 days to purchase 2,729,653 shares of common stock. Also includes 11,626 shares held by the Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan and 105,744 shares owned by his wife, to which Mr. Blau disclaims beneficial ownership.

 (4) Includes options currently exercisable or exercisable within 60 days to purchase 1,891,809 shares of common stock.

 (5) Includes options currently exercisable or exercisable within 60 days to purchase 2,135,450 shares of common stock.

 (6) Includes options currently exercisable or exercisable within 60 days to purchase 150,922 shares of common stock.

 (7) Includes options currently exercisable or exercisable within 60 days to purchase 180,315 shares of common stock.

 (8) Includes options currently exercisable to purchase 129,166 shares of common stock.

 (9) Includes options currently exercisable to purchase 116,666 shares of common stock and 7,500 shares owned by his wife.

(10) Includes options currently exercisable to purchase 171,666 shares of common stock.

(11) Includes options currently exercisable to purchase 91,666 shares of common stock.

(12) Includes options currently exercisable to purchase 66,666 shares of common stock.

(13) Includes options currently exercisable to purchase 184,166 shares of common stock.

                                   MANAGEMENT

OUR OFFICERS

Our officers are:

                  NAME                                   POSITION HELD
                  ----                                   -------------
Harvey R. Blau...........................  Chairman of the Board (Chief Executive
                                           Officer)
Michael Gorin............................  President (Chief Financial Officer and
                                           Principal Accounting Officer)
Leonard Borow............................  Executive Vice President (Chief Operating
                                           Officer) and Secretary
Carl Caruso..............................  Vice President -- Manufacturing
Charles Badlato..........................  Treasurer and Assistant Secretary

    MR. CARL CARUSO has been employed by us as Vice President of Aeroflex Laboratories Incorporated since November 1989 and has been our Vice
President -- Manufacturing since February 1997. Prior to joining us, Mr. Caruso was Vice President of Comstron Corporation which we acquired in November 1989.

    MR. CHARLES BADLATO has been employed by us in various financial positions since December 1987 and has been our Treasurer since February 1994. From May 1981 until December 1987, Mr. Badlato was employed by various certified public accounting firms, most recently as an audit manager with Touche Ross & Co. Mr. Badlato is licensed as a certified public accountant in the State of New York.

    For the biographies of Messrs. Blau, Borow and Gorin, please see 'Proposal 1 -- Election of Directors.'

                           SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to our Chairman/Chief Executive Officer and each of our other executive officers who were serving as of June 30, 2002 for services rendered for the years ended June 30, 2002, 2001 and 2000.

                                                     ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                           ---------------------------------------   ----------------------

                                                                                     RESTRICTED     STOCK
            NAME AND              FISCAL                            OTHER ANNUAL       STOCK       OPTION
       PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS      COMPENSATION(2)     AWARDS     AWARDS(#)
       ------------------          ----    ---------    -----      ---------------     ------     ---------
Harvey R. Blau .................   2002    $299,166    $  --          $--              $--           350,000
 Chairman and Chief                2001     300,309     666,753(4)     --               --         1,500,000
 Executive Officer                 2000     290,195     637,113        --               --           875,000
Michael Gorin ..................   2002    $384,734    $  --          $--              $--           325,000
 President and Chief               2001     374,858     614,379(4)     --               --         1,205,000
 Financial Officer                 2000     369,466     614,402(4)     --               --           687,500
Leonard Borow ..................   2002    $384,734    $  --          $--              $--           325,000
 Executive Vice                    2001     374,858     614,355(4)     --               --         1,205,000
 President -- Chief                2000     369,466     615,999(4)     --               --           687,500
 Operating Officer
Carl Caruso ....................   2002    $245,693    $  --          $--              $--           100,000
 Vice President --                 2001     234,189     180,000        --               --           105,000
 Manufacturing                     2000     217,770     130,000        --               --           112,500
Charles Badlato ................   2002    $170,056    $  --          $--              $--            50,000
 Treasurer and                     2001     165,629      95,000        --               --            60,000
 Assistant Secretary               2000     158,068      70,000        --               --           100,000

                                    LONG-TERM COMPENSATION
                                  ------------------------------
                                   LONG-TERM
                                   INCENTIVE
            NAME AND                  PLAN          ALL OTHER
       PRINCIPAL POSITION           PAYOUTS      COMPENSATION(3)
       ------------------           -------      ---------------
Harvey R. Blau .................     $--              $71,515
 Chairman and Chief                   --               71,515
 Executive Officer                    --               71,515
Michael Gorin ..................     $--              $65,211
 President and Chief                  --               63,847
 Financial Officer                    --               64,209
Leonard Borow ..................     $--              $50,683
 Executive Vice                       --               48,154
 President -- Chief                   --               47,606
 Operating Officer
Carl Caruso ....................     $--              $ 5,424
 Vice President --                    --                5,491
 Manufacturing                        --                4,276
Charles Badlato ................     $--              $10,264
 Treasurer and                        --               10,059
 Assistant Secretary                  --                9,370

---------

(1) 'Salary' includes contributions to our 401(k) Plan by each of the executive officers listed below for the fiscal years ended June 30, 2002, 2001 and 2000, as follows:

                          NAME                              2002      2001      2000
                          ----                              ----      ----      ----
   Michael Gorin.........................................  $11,558   $10,682   $10,423
   Leonard Borow.........................................   12,000    10,500    10,500
   Carl Caruso...........................................   12,000    13,643    10,690
   Charles Badlato.......................................   10,500    10,850    10,613

(2) Other annual compensation does not include amounts of certain perquisites and other non-cash benefits which we provide since those amounts are not more than the lesser of (a) $50,000 or (b) 10% of the total annual base salary and bonus disclosed for the officer.

(3) All other compensation includes $71,515, $60,040, $45,325 and $5,125 of premiums paid by us in each year under certain split-dollar life insurance policies on the lives of Messrs. Blau, Gorin, Borow and Badlato, respectively. We are the beneficiary to the extent of the premiums paid. All other compensation also includes our matching contribution to the 401(k) Plan on behalf of each named executive officer.

(4) Pursuant to their respective employment agreements, Messrs. Blau, Gorin and Borow have deferred the following amounts that they were entitled to receive for the respective fiscal year:

                         NAME                              2002       2001      2000
                         ----                              ----       ----      ----
Harvey R. Blau.........................................  $  --      $421,045   $ --
Michael Gorin..........................................     --       473,419    22,711
Leonard Borow..........................................     --       473,443    21,114

EMPLOYMENT AGREEMENTS

    Effective March 1, 1999, we entered into new employment agreements with each of Messrs. Blau, Gorin and Borow. As amended, the agreements expire June 30, 2007. Pursuant to these agreements:

   - Mr. Blau receives a base salary of $275,000, subject to semi-annual cost of living adjustments, and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

   - Mr. Gorin receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year;

   - Mr. Borow receives a base salary of $350,000, subject to semi-annual cost of living adjustments and an annual bonus equal to 3 percent of our consolidated pre-tax earnings for each fiscal year.

    Each employment agreement further provides for a three-year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

    Effective September 1, 1999, we entered into amendments to the employment agreements with Messrs. Blau, Gorin and Borow so that the amount of any bonus payable to each of them in any year which would be nondeductible solely by reason of Section 162(m) of the Internal Revenue Code will be deferred. Section 162(m) provides that compensation paid to our executive officers that is not formally approved by our stockholders in excess of $1,000,000 is not deductible for Federal income tax purposes. Effective September 1, 2001, we entered into additional amendments to the employment agreements with Messrs. Blau, Gorin and Borow so that the amount of any bonus which is deferred shall be deposited into a 'rabbi' trust for the benefit of the executive. The September 2001 amendment also permits the payment to the executive of such deferred amounts in any year in which he earns less than the amount deductible under Section 162(m). Effective November 8, 2001, we entered into additional amendments to the employment agreements with Messrs. Blau, Gorin and Borow extending the term of employment under their agreements to June 30, 2007.

    In February 1997, we entered into an employment agreement with Mr. Caruso for the period February 5, 1997 to February 5, 2000, which automatically extends for successive one year periods unless notice of non-renewal is given. No such notice has been given to date. The agreement, as amended, provides for an annual salary of $200,000, together with cost of living adjustments.

    In the event that we terminate the employment of any of these four individuals without cause, the terminated employee is entitled to receive his salary and incentive payment, if any, for the remainder of the contract term. The employment agreements for Messrs. Blau, Gorin and Borow further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive, as a lump sum payment, the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, we will provide the executive with a tax gross-up payment to cover any excise tax due. Mr. Caruso's employment agreement provides that in the event there is a change in control he has the option, exercisable within six (6) months of becoming aware of such event, to terminate his employment agreement. Upon such termination, Mr. Caruso has the right to receive his base salary for the remainder of the term of the contract.

STOCK OPTION PLANS

    We currently have nine stock option plans -- the 1989 Non-Qualified Stock Option Plan, the Outside Director Stock Option Plan, the 1994 Non-Qualified Stock Option Plan, the 1996 Stock Option Plan, the 1998 Stock Option Plan, the 1999 Stock Option Plan, the 2000 Stock Option Plan, the Key Employee Stock Option Plan and the 2002 Stock Option Plan. The plans were designed to strengthen our ability to attract and retain in our employ persons of training, experience and ability and to furnish additional incentives to officers, employees, consultants and directors.

    In December 1993, the board of directors adopted, subject to stockholder approval obtained in November 1994, the Outside Director Plan which, as amended in November 1996, covers 1,250,000 shares of common stock, and expires in 2003. The Outside Director Plan provides for an annual grant to each non-employee director of options to purchase 25,000 shares of common stock. There are 33,335 shares remaining for the grant of additional awards under the Outside Director Plan.

    The 1989 Plan, 1994 Plan, 1996 Plan and 1998 Plan each covers 3,750,000 shares of common stock, with a total of 95,841 shares remaining for the grant of additional awards under all of those plans. The 1999 Plan covers 2,250,000 shares of common stock, with 3,750 shares remaining for the grant of additional awards. The 2000 Plan covers 6,175,000 shares of common stock, with 916,950 shares remaining for the grant of additional awards. The Key Employee Plan covers 4,000,000 shares of common stock, with no shares remaining for the grant of additional awards. The 2002 Plan covers 1,500,000 shares of common stock, with 735,000 shares remaining for the grant of additional awards. The 1989 Plan (which expired in 1999), the 1994 Plan (which expires in 2004), the 1998 Plan (which expires in 2008), the 1999 Plan (which expires in 2009), the 2000 Plan (which expires in 2010), and the 2002 Plan (which expires in 2012) all permit the granting of non-qualified options to our officers, other employees and consultants and the 1989 Plan, 1998 Plan, 1999 Plan, 2000 Plan and 2002 Plan also permit the granting of non-qualified options to our directors. The Key Employee Plan (which expires in 2010) permits the granting of non-qualified options to our officers and other employees. The 1996 Plan (which expires in 2006) permits the granting of both non-qualified and incentive stock options to our officers, employees and consultants. These plans are administered by a committee of two or more members of the board of directors, currently the Compensation Committee, which determines, among other things, (1) the individuals to whom options shall be granted, (2) the time or times at which options shall be granted, (3) the number of shares to be subject to each option,
(4) the purchase price of the shares, (5) the vesting of each option and
(6) the term of each option, with the exception that no option can be granted at less than market value at the time of grant and options may only be exercised before the expiration of ten years from the date of grant (or five years for the 1989 Plan and 1994 Plan). Each option granted under these plans may be exercised only during the continuance of an optionee's employment or service with us, except under certain circumstances.

STOCK OPTION GRANTS IN LAST FISCAL YEAR(1)

    The following table sets forth all stock option grants to the named executive officers during the fiscal year ended June 30, 2002:

                                                                                  POTENTIAL REALIZED VALUE AT
                                                                                    ASSUMED ANNUAL RATES OF
                                                                                   STOCK PRICE APPRECIATION
                                     INDIVIDUAL GRANTS(1)                            FOR OPTION TERM(1)(5)
                       -------------------------------------------------   -----------------------------------------
                                   % OF TOTAL
                                    OPTIONS
                                   GRANTED TO
                                   EMPLOYEES/
                       OPTIONS     DIRECTORS/     EXERCISE                 STOCK                 STOCK
                       GRANTED   CONSULTANTS IN     PRICE     EXPIRATION   PRICE      DOLLAR     PRICE      DOLLAR
        NAME           (#)(2)    FISCAL YEAR(3)   ($/SH)(2)      DATE      5%(4)       GAIN      10%(4)      GAIN
        ----           -------   --------------   ---------   ----------   ------   ----------   ------   ----------
Harvey R. Blau.......  350,000        12.1%        $ 7.44      08/14/11    $12.12   $1,638,000   $19.30   $4,151,000
Michael Gorin........  325,000        11.2           7.44      08/14/11     12.12    1,521,000    19.30    3,854,500
Leonard Borow........  325,000        11.2           7.44      08/14/11     12.12    1,521,000    19.30    3,854,500
Carl Caruso..........   50,000         1.7           7.44      08/14/11     12.12      234,000    19.30      593,000
                        50,000         1.7          11.32      06/17/12     18.44      356,000    29.36      902,000
Charles Badlato......   50,000         1.7          11.32      06/17/12     18.44      356,000    29.36      902,000

---------

(1) All grants are under the 2000 Plan or the Key Employee Plan. Dollar gains are based on the assumed annual rates of appreciation of the exercise price of each option for the term of the option, less the exercise price.

(2) Grants were made at 100% of the market value of our common stock on the date of grant. Grants under the 2000 Plan vest 33 1/3% on each of the first, second and third anniversaries of the date of grant; and grants under the Key Employee Plan vest 50% on each of the first and second anniversaries of the date of grant.

(3) Total options granted to employees, consultants and directors in 2002 was for 2,895,780 shares of common stock.

(4) The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increases in market value of our stock for all stockholders as of September 24, 2002, assuming annual rates of stock price appreciation from June 30, 2002 (closing stock price of $6.95 per share on June 28, 2002) over the ten year period used in this table, aggregate approximately $262 million at a 5% rate and approximately $665 million at 10%.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning options exercised during the year ended June 30, 2002 by the named executive officers and the value of unexercised options held by them as of June 30, 2002:

                                                                                       VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                            OPTIONS/SARS AT               OPTIONS/SARS AT
                            SHARES                          FISCAL YEAR END             FISCAL YEAR END(1)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
Harvey R. Blau..........        --       $      0      2,729,653       350,000       $857,433        $    --
Michael Gorin...........        --              0      1,891,809       325,000        194,271             --
Leonard Borow...........        --              0      2,135,450       325,000        623,144             --
Carl Caruso.............    14,224        181,000        150,923       178,996         42,797         12,857
Charles Badlato.........        --              0        180,315       109,844         60,004         18,457

---------

(1) Based upon the closing price of our common stock of $6.95 on June 28, 2002.

EQUITY COMPENSATION PLAN INFORMATION

    The following chart summarizes the options outstanding and available to be issued at September 24, 2002:

                                                                                          NUMBER OF SECURITIES
                                                                                         REMAINING AVAILABLE FOR
                                                                                          FUTURE ISSUANCE UNDER
                           NUMBER OF SECURITIES TO BE                                   EQUITY COMPENSATION PLANS
                            ISSUED UPON EXERCISE OF      WEIGHTED-AVERAGE EXERCISE        (EXCLUDING SECURITIES
                              OUTSTANDING OPTIONS       PRICE OF OUTSTANDING OPTIONS    REFLECTED IN COLUMN (a))
      PLAN CATEGORY                   (a)                           (b)                            (c)
      -------------        --------------------------   ----------------------------   ---------------------------
Equity compensation plans
  approved by security
  holders................           7,599,500                      $16.94                          55,840
Equity compensation plans
  not approved by
  security holders.......           8,768,049                       13.47                       1,729,036
Total....................          16,367,549                       15.08                       1,784,876

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    Effective January 1, 1994, we established the Aeroflex Incorporated Supplemental Executive Retirement Plan ('SERP') for certain of our officers. No benefits were payable prior to January 1, 1996.

    The Normal Retirement Age under the SERP is 70. The SERP would provide an annual benefit of 50% of Final Average Pay. 'Final Average Pay' means the average of the three highest paid calendar years out of the last ten prior to retirement. Benefits are also payable, on a reduced basis, for early retirement after the sum of a participant's age and years of service equals 70 and the participant attains age 55. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary and a disability benefit with a guarantee of 10 years of payment; provided that any disability benefit shall be reduced by the amount of the disability benefit payable under the participant's employment agreement, if any.

    A 'rabbi' trust has been established to which contributions are made annually to provide for the benefits under the SERP. The trust is funding the benefits partially through insurance contracts.

    The following tables show the projected annual benefits payable at age 70 under the SERP. The number of years of credited service of the participants as of June 30, 2002 are: Mr. Blau, 21; Mr. Gorin, 16; Mr. Borow, 24; and Mr. Badlato, 14.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE
                      ANNUAL BENEFIT AT NORMAL RETIREMENT

                       YEARS OF SERVICE
FINAL AVERAGE   ------------------------------
ANNUAL PAY(1)      10         15         20
-------------      --         --         --
 $  100,000     $ 50,000   $ 50,000   $ 50,000
    200,000      100,000    100,000    100,000
    400,000      200,000    200,000    200,000
    500,000      250,000    250,000    250,000
  1,000,000      500,000    500,000    500,000
  1,500,000      750,000    750,000    750,000

---------

(1) Average of a participant's highest three years' compensation out of the last ten prior to retirement as reported on Form W-2 but excluding stock related compensation and including deferred compensation.

BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2002, our Compensation/Stock Option Committee consisted of Messrs. Eugene Novikoff, Ernest E. Courchene, Jr. and John S. Patton. None of them were our officers or employees during fiscal 2002 nor did they have any relationship with us which requires disclosure in this proxy statement.

   FILINGS MADE BY COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION SOMETIMES 'INCORPORATE INFORMATION BY REFERENCE.' THIS MEANS THE COMPANY IS REFERRING YOU TO INFORMATION THAT HAS BEEN PREVIOUSLY FILED WITH THE SEC AND THAT THIS INFORMATION SHOULD BE CONSIDERED AS PART OF THE FILING YOU ARE READING. THE COMPENSATION COMMITTEE REPORT, STOCK PERFORMANCE GRAPH AND AUDIT COMMITTEE REPORT IN THIS PROXY STATEMENT ARE NOT INCORPORATED BY REFERENCE INTO ANY OTHER FILINGS WITH THE SEC.

                   COMPENSATION/STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The compensation of our executive officers is determined by the Compensation/Stock Option Committee of our board of directors, subject to applicable employment agreements. Each member of the Compensation/Stock Option Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2002 is furnished by the directors who comprised the Compensation/Stock Option Committee during fiscal 2002.

GENERAL POLICIES

    Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve our corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See 'Management -- Employment Agreements.'

    Stock options are granted to employees, including our executive officers, under our option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing Aeroflex from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the market value of common stock on the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are awarded to the most senior officers who, in the view of the Compensation/Stock Option Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

    From time to time, the Compensation/Stock Option Committee may utilize the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. The Compensation/Stock Option Committee was advised by a compensation consultant regarding the terms of the employment agreements between the company and each of Messrs. Blau, Gorin and Borow. No compensation consultant is paid on a retainer basis.

RELATIONSHIP OF COMPENSATION TO PERFORMANCE AND COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation/Stock Option Committee annually establishes, subject to the approval of the Board of Directors and any applicable employment agreements, the salaries which will be paid to our executive officers during the coming year. The base salary of each of Messrs. Blau, Gorin, Borow and Caruso is established by contract. In setting salaries, the Compensation/Stock Option Committee takes into account several factors, including the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

    For fiscal 2002 pursuant to the terms of his employment agreement with us, our Chairman received a base salary and additional compensation (See 'Employment Agreements'). The Compensation/Stock Option Committee also recommended the issuance of, and the Chairman received, options to purchase 350,000 shares of common stock at $7.44 per share.

                                          THE COMPENSATION COMMITTEE:
                                          Eugene Novikoff (Chairman)
                                          Ernest E. Courchene, Jr.
                                          John S. Patton

                             AUDIT COMMITTEE REPORT

    As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed the audited financial statements with Aeroflex's management and discussed with KPMG LLP, Aeroflex's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

    The Audit Committee has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG that firm's independence. Based upon these discussions with management and the independent accountants, the Audit Committee recommended to Aeroflex that the audited consolidated financial statements for Aeroflex be included in Aeroflex's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

    The Audit Committee has also reviewed and discussed the fees paid to KPMG during the last fiscal year for audit and non-audit services, which are set forth below under 'Audit Fees,' and has determined that the provision of the non-audit services are compatible with the firm's independence.

                                          THE AUDIT COMMITTEE
                                          Ernest E. Courchene, Jr. (Chairman)
                                          Eugene Novikoff
                                          Donald S. Jones

INDEPENDENCE OF AUDIT COMMITTEE

    In fiscal 2002, our Audit Committee consisted of Messrs. Courchene (Chairman) and Novikoff and Admiral Jones. Each of them is independent, as defined by Rule 4200(a)(15) of the NASD listing standards.

                                   AUDIT FEES

GENERAL

    During fiscal 2002, we paid KPMG, LLP fees in the aggregate amount of approximately $531,000. Of this amount, approximately $347,000 were fees for the fiscal 2002 audit and other audit services.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    KPMG, LLP did not render any services related to financial information systems design and implementation during fiscal 2002.

ALL OTHER FEES

    KPMG, LLP rendered other services consisting primarily of services rendered in connection with acquisitions, issuances of consents and audits of employee benefit plans. Aggregate fees billed for all other services rendered by KPMG, LLP for fiscal 2002 were approximately $184,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Our Chairman, Mr. Blau, is also Chairman of the Board and Chief Executive Officer of Griffon Corporation. During fiscal 2002, a subsidiary of Griffon Corporation purchased products from us for an aggregate $536,000 in various arms length transactions. Mr. Blau is also a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. We have engaged Blau, Kramer, Wactlar & Lieberman, P.C. in the past and intend to continue to retain them on an ongoing basis. For the year ended June 30, 2002, we paid Blau, Kramer, Wactlar & Lieberman, P.C. approximately $252,000 in legal fees.

                            COMMON STOCK PERFORMANCE

    The following graph provides a comparison of cumulative stockholder return among us, Standard and Poors' 500 companies and Standard and Poors' electronics (instrumentation) companies from June 1997 to June 2002:

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG AEROFLEX INCORPORATED, THE S&P 500 INDEX
              AND THE S&P ELECTRONIC EQUIPMENT & INSTRUMENTS INDEX


                             [PERFORMANCE GRAPH]


                                                            Cumulative Total Return
                                              ---------------------------------------------------
                                               6/97     6/98     6/99     6/00     6/01     6/02
AEROFLEX INCORPORATED                         100.00   202.44   385.37   969.52   512.20   339.02
S&P 500                                       100.00   130.16   159.78   171.36   145.95   119.70
S&P ELECTRONIC EQUIPMENT & INSTRUMENTS        100.00    84.54   136.35   205.26   105.18    53.68

---------

* $100 invested on 6/30/97 in stock or index -- including reinvestment of dividends. Fiscal year ending June 30.

Copyright 'c' 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                              INDEPENDENT AUDITORS

    KPMG, LLP acted as Aeroflex's independent auditors for the fiscal year ended June 30, 2002. A representative of KPMG, LLP plans to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

    A copy of our Annual Report of Stockholders for the fiscal year ended
June 30, 2002 has been provided to all stockholders as of September 24, 2002. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

    Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ('Reporting Persons') to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and Nasdaq. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2002; however, John Patton filed late a Form 4 reporting his purchase of 250 shares in August 2002 (fiscal 2003).

MATTER TO BE CONSIDERED AT THE MEETING

    The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

COST OF SOLICITATION

    The cost of soliciting proxies in the accompanying form, which we estimate to be $20,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or telegram. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to send in their proxies without delay.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than June 9, 2003 to be included in the proxy statement for that meeting.

    In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the company at our principal offices not less than 90 days and not more than 120 days prior to the first anniversary date for the initial written notice delivered to stockholders for the previous year's annual meeting of stockholders. These requirements are separate from and in addition to the SEC

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requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

    Pursuant to our by-laws, if notice of any stockholder proposal is received after July 9, 2003, then the notice will be considered untimely and we are not required to present such proposal at the 2003 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after July 9, 2003 at the 2003 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2003 Annual Meeting may exercise discretionary voting power with respect to such proposal.

    WE WILL PROVIDE WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE, COPIES OF THE OUR ANNUAL REPORT ON FORM 10-K, UPON WRITTEN REQUEST DELIVERED TO LEONARD BOROW, SECRETARY, AT THE COMPANY'S OFFICES AT 35 SOUTH SERVICE ROAD, PLAINVIEW, NY 11803.

                                          By Order of the Board of Directors,

                                          /s/ LEONARD BOROW
                                              LEONARD BOROW
                                              Secretary

Dated: October 7, 2002
       Plainview, New York

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                                                                     EXHIBIT 'A'

                             AEROFLEX INCORPORATED
                   2002 OUTSIDE DIRECTORS' STOCK OPTION PLAN

    1. Purposes of the Plan. The purposes of this 2002 Outside Directors' Stock Option Plan are to attract and retain highly skilled individuals as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

    All options granted hereunder shall be 'non-statutory stock options.'

    2. Definitions. As used herein, the following definitions shall apply:

        (a) 'Board' means the Board of Directors of the Company.

        (b) 'Code' means the Internal Revenue Code of 1986, as amended.

        (c) 'Change in Control' means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

           (i) a change in control as such term is presently defined in Regulation 240.12b-(2) under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'); or

           (ii) if any 'person' (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any 'person' who on the date of this Agreement is a director or officer of the Company, becomes the 'beneficial owner' (as defined in Rule 13(d)-3 under the Exchange
       Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the voting power of the Company's then outstanding securities; or

           (iii) if during any period of two (2) consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof.

        (d) 'Common Stock' means the Common Stock of the Company, par value $0.10 per share.

        (e) 'Company' means Aeroflex Incorporated, a Delaware corporation.

        (f) 'Director' means a member of the Board.

        (g) 'Employee' means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee or consulting fee by the Company shall not be sufficient in and of itself to constitute 'employment' by the Company unless the Director and the Company agree that, as a result of payment of such fees in connection with services rendered, such Director should not be considered an Outside Director.

        (h) 'Exchange Act' means the Securities Exchange Act of 1934, as amended.

        (i) 'Fair Market Value' means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or national market system, including without limitation the Nasdaq National Market, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or, if more than one, on the exchange with the greatest volume of trading in the Company's Common Stock) on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

           (ii) If the Common Stock is quoted on Nasdaq (but not on the National Market) or regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

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           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         (j) 'Option' means an option to purchase Common Stock granted pursuant to the Plan.

         (k) 'Optioned Stock' means the Common Stock subject to an Option.

         (l) 'Optionee' means an Outside Director who receives an Option.

         (m) 'Outside Director' means a Director who is not an Employee.

         (n) 'Plan' means this 2002 Outside Directors' Option Plan.

         (o) 'Share' means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

    3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 525,000 Shares (the 'Pool') of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

    4. Administration of and Grants under the Plan.

        (a) Administration. Except as otherwise required herein, the Plan shall be administered by the Board. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

        (b) Option Grants.

           (i) No person shall have any discretion to select which outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

           (ii) Commencing March 1, 2003 and each subsequent March 1 during the term of this Plan, each Outside Director shall automatically receive an additional option to purchase 25,000 Shares (the 'Annual Option'), provided that (1) the Annual Option shall be granted only to an outside Director who has served on the Board for at least three full months prior to the date of grant and (2) the grant of an Annual Option shall be subject to the person's continued service as an outside Director.

           (iii) The terms of each Option granted hereunder shall be as follows:

               (1) Each Option shall terminate, if not previously exercised or otherwise terminated, on a date ten (10) years after the date of grant.

               (2) Each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
           Section 8 hereof.

               (3) The exercise price per Share of each Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

               (4) Each Option shall become exercisable in installments as follows: up to 33 1/3% on the date of grant; up to 66 2/3% on and after the first anniversary of the date of grant; and up to 100% on and after the second anniversary of the date of grant.

           (iv) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

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        (c) The Board has the authority to interpret the Plan and to prescribe the rules and regulations relating thereto.

    5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b).

    The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

    6. Term of Plan. The Plan shall become effective upon the earlier to occur of August 26, 2002, the date of its adoption by the Board, or its approval by the stockholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 11 of the Plan.

    7. Option Exercise Price and Consideration.

        (a) Exercise Price. The per Share exercise price for Optioned Stock shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

        (b) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option may consist, at the option of the Company of (i) cash, (ii) check, (iii) other shares of the Company's Common Stock which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under any cashless exercise program implemented by the Company in connection with the Plan, or
    (v) a combination thereof.

    8. Exercise of Option.

        (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

        Except as otherwise provided in Section 3, exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the option, by the number of Shares as to which the option is exercised.

        (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within three (3) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. To the extent that the Director was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c) Disability of Optionee. Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue his service as a Director as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within twelve (12) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the

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    date of such termination. Notwithstanding the foregoing, in no event may the
    Option be exercised after its term has expired. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d) Death of Optionee. In the event of the death of an Optionee during his term as a Director, the Option shall be exercisable to the extent it was exercisable at the date of termination, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired.

    9. Non-Transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Options may be exercised, during the lifetime of the Optionee, only by the Optionee.

    10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change in Control.

        (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, as applicable, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin off, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been 'effected without receipt of consideration.' Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

        (b) Dissolution or Liquidation. In the event of a proposed dissolution or liquidation of the Company, Options shall become fully vested and fully exercisable, including as to Shares as to which it would not otherwise be exercisable. To the extent an Option remains unexercised at the time of the dissolution or liquidation, the Option shall terminate.

        (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a parent or subsidiary thereof (the 'Successor Corporation'). If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d) above.

        If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Optionee that the Option shall be fully exercisable for a period of sixty (60) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

        For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the

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    consideration (whether stock, cash, or other securities or property)
    received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

        (d) Change in Control. In the event of a Change in Control, at the option of the Board, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such Shares under the Option.

    11. Amendment and Termination of the Plan.

        (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated. The Board shall not have the right to reprice any outstanding Options without the affirmative vote of a majority of all stockholders voting on the repricing proposal.

    12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

    13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    15. Agreements. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    16. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual or special meeting of stockholders held subsequent to the adoption of the Plan. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law.

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                                                                      Appendix I

                              AEROFLEX INCORPORATED

         The undersigned hereby appoints Harvey R. Blau and Leonard Borow, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in Aeroflex Incorporated, a Delaware corporation, at the annual meeting of stockholders scheduled to be held November 21, 2002 and any adjournments thereof.

                                   (Continued and to be signed on reverse side)

                                                       SEE REVERSE
                                                           SIDE

     PLEASE MARK YOUR
[X]  VOTES AS IN THIS
     EXAMPLE

The Board of Directors recommends a vote FOR the following proposals:

1. Election of the nominees listed at right, as set forth in the proxy statement

                                 NOMINEES:        Michael Gorin
                                                  Donald S. Jones
                                                  Eugene Novikoff

     FOR                WITHHOLD
     [ ]                   [ ]
all nominees            authority to vote
except as marked        for all nominees
to the contrary         listed at right
below


(Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

                   -------------------------------------------


2.       Adoption of the 2002 Outside Directors' Stock Option Plan.

                 For              Against                    Abstain
                 [ ]                [ ]                        [ ]


3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ABOVE. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

SIGNATURE _____________________________________________________________________

SIGNATURE(S) __________________________________________________________________

DATED: __________________________________________________________________, 2002

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If a signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.)


                      STATEMENT OF DIFFERENCES

The copyright symbol shall be expressed as..................     'c'